Exhibit 99.1

AstroNova Reports Third Quarter Fiscal Year 2025 Financial Results

Company to host earnings conference call at 9:00 a.m. ET today

WEST WARWICK, R.I., December 12, 2024 – AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for its fiscal 2025 third quarter ended November 2, 2024.

Third Quarter FY 2025 Summary

•	Net revenue of $40.4 million

•	GAAP gross margin of 33.9%; non-GAAP gross margin of 34.0%

•	GAAP operating margin of 3.1%; non-GAAP operating margin of 4.0%

•	GAAP net income of $0.03 per diluted share; non-GAAP net income of $0.06 per diluted share

•	GAAP net income of $0.2 million; Adjusted EBITDA of $3.2 million

CEO Commentary

“Overall, our third-quarter performance was disappointing, reflecting a significant decrease in consolidated margins and increased operating expenses year-over-year,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “Our results were primarily impacted by the ongoing integration of MTEX NS (MTEX) in our Product Identification segment, as well as a key customer’s delayed launch from the third quarter to the fourth quarter of a large order we received for hundreds of inkjet printers that just began shipping this month. The MTEX integration is proving far more time-consuming and resource-intensive than we anticipated when we completed the acquisition in May. MTEX had an operating loss of $1.1 million in the third quarter with revenue of $1.7 million. While its revenue is substantially higher on a sequential basis, MTEX’s initial sales volume, revenue and margin contributions are well short of our targets, and we are working diligently to get the acquisition on track to deliver improved results as rapidly as possible.

“As part of this process, we recently completed a total realignment of MTEX’s organizational reporting structure. All of MTEX’s key functions, including Sales and Marketing, Manufacturing, Technology, Finance, and Human Resources, now report directly to the AstroNova leadership team,” Woods said. “Among its goals, this effort aims to accelerate the implementation of consistent best practices within the MTEX sales process, ensuring alignment with the established standards and practices of our Product Identification segment and our organization as a whole. In conjunction with the integration, we have also launched an AstroNova-wide cost reduction and product line rationalization initiative. These measures have already delivered initial successes, including the closure of some large new orders. However, the full integration process is anticipated to continue through mid-calendar year 2025, with additional work required to complete the transition.

“While the integration has been challenging, we remain confident in MTEX’s game-changing inkjet printing technology, as well as their manufacturing capabilities and unique, real-time, printer monitoring and management software,” Woods said. “In the quarters ahead, in conjunction with our product rationalization program, we plan to

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incorporate the MTEX technology and software into most of our products and even retrofit it into several models of our large global installed base, which we expect will provide our customers with improved performance and lower total cost of ownership.

“Despite the challenges in the PI segment in the third quarter, our consolidated net revenue increased nearly 8% year-over-year, driven by the continued momentum of the Aerospace product line within our Test & Measurement (T&M) segment,” Woods said. “The performance of the T&M segment would have been even stronger had it not been for the nearly two-month Boeing strike, which delayed shipments. With the strike now resolved, shipments to Boeing are ramping back up, and we expect sales volume in that product line to improve as we close out fiscal 2025. In our PI segment, revenue from the previously delayed inkjet printer order is expected to contribute several million dollars to the top line over the next several quarters.”

Business Outlook

Given the extended integration timeline for MTEX, AstroNova is no longer providing financial guidance for fiscal 2025 and 2026. As part of the integration process, the Company is conducting a comprehensive cost-reduction and product-line rationalization initiative. This effort is aimed at reducing expenses and further enhancing AstroNova’s product portfolio. AstroNova plans to discuss the results of this initiative, and provide long-term financial targets, on its full-year fiscal 2025 earnings call in March.

“Although it will take time to realize the full benefits of the MTEX acquisition, we are encouraged about the strategic opportunities created by the acquisition, which we expect to improve our competitiveness and expand our offerings to meet a broader range of customer needs,” Woods said. “We are confident that the steps we are taking now will yield meaningful competitive advantages, ultimately driving shareholder value.”

Q3 FY 2025 Financial Summary

	GAAP			Non-GAAP
($ in thousands, except per share data)	Q3 FY25	Q3 FY24	YoY	Q3 FY25	Q3 FY24	YoY
Net Revenue	$40,422	$37,549	7.7%	—	—	—
Gross Profit	$13,714	$14,779	(7.2%)	$13,748	$14,779	(7.0%)
Gross Margin	33.9%	39.4%	(550 bps)	34.0%	39.4%	(540 bps)
Operating Margin	3.1%	12.3%	(920 bps)	4.0%	12.3%	(830 bps)
Net Income	$240	$2,752	(91.3%)	$513	$2,752	(81.4%)
Net Income per Common Share - Diluted	$0.03	$0.37	(91.9%)	$0.06	$0.37	(83.8%)

See reconciliation tables for GAAP to non-GAAP reconciliations

Adjusted EBITDA was $3.2 million for the third quarter of fiscal 2025, compared with $5.7 million in the comparable period of fiscal 2024. Adjusted EBITDA for the fiscal 2025 period excludes the impact of $0.4 million in MTEX-related acquisition expenses and inventory-step-up costs.

Bookings for the third quarter of fiscal 2025 were $37.6 million, compared with $35.5 million in the third quarter of fiscal 2024.

Backlog as of November 2, 2024, was $27.1 million, compared with $31.2 million at the end of the third quarter of fiscal 2024.

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Q3 FY 2025 Operating Segment Results

Product Identification

Product Identification (PI) segment revenue was $26.3 million in the third quarter of fiscal 2025, compared with $26.5 million in the third quarter of fiscal 2024. The decrease was primarily related to the delayed release of a new inkjet printer, to accommodate a key customer’s request to add additional functionality, as well as lower PI sales volume in Europe, partly offset by revenue from the acquisition of MTEX NS. PI segment operating income was $1.9 million, or 7.1% of revenue, in the third quarter of fiscal 2025, compared with segment operating income of $4.8 million, or 18.1% of revenue, in the third quarter of fiscal 2024. The decrease was driven by higher costs during the 2025 period, partially linked to the MTEX NS acquisition, an unfavorable product mix, reduced sales volume in Europe, and the delayed launch of a new product originally scheduled for the third quarter of fiscal 2025 but deferred to the fourth quarter of fiscal 2025 and early fiscal 2026.

Test & Measurement

Test & Measurement (T&M) segment revenue was $14.1 million in the third quarter of fiscal 2025, compared with $11.0 million in the third quarter of fiscal 2024. The increase was driven by higher sales volume in the Company’s Aerospace product line, partly offset by lower sales volume in the Test & Measurement product line. T&M segment operating income was $3.3 million, or 23.0% of revenue, in the third quarter of fiscal 2025, compared with segment operating income of $2.6 million, or 23.2% of revenue, in the same period of fiscal 2024.

Earnings Conference Call Information

AstroNova will discuss its third quarter fiscal 2025 financial results in an investor conference call at 9:00 a.m. ET today. To access the conference call, please dial (833) 470-1428 (U.S. and Canada) or (404) 975-4839 (International) approximately 10 minutes prior to the start time and enter access code 891769. A real-time and archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP segment operating profit, and Adjusted EBITDA. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation table included in this news release for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures for the three and nine months ended November 2, 2024, and October 28, 2023.

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About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats. The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not be able to realize the expected benefits from our acquisition of MTEX; (ii) the risk that our cost-reduction and product line rationalization initiative may not provide the expected benefits; (iii) that the volume of orders in our Aerospace product line may not improve on the schedule we anticipate or at all; (iv) the risk that we may be unable to recognize revenue from previously delayed orders in future periods in the amounts or the timeline that we expect; and (v) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

ALOT@investorrelations.com

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ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	November 2, 2024	October 28, 2023
Net Revenue	$40,422	$37,549
Cost of Revenue	26,708	22,770

Gross Profit	13,714	14,779
Total Gross Profit Margin	33.9%	39.4%
Operating Expenses:
Selling & Marketing	6,752	5,744
Research & Development	1,843	1,683
General & Administrative	3,855	2,734

Total Operating Expenses	12,450	10,161
Operating Income	1,264	4,618
Total Operating Margin	3.1%	12.3%
Interest Expense	944	630
Other (Income)/Expense, net	46	287

Income Before Taxes	274	3,701
Income Tax Provision	34	949

Net Income	$240	$2,752

Net Income per Common Share - Basic	$0.03	$0.37

Net Income per Common Share - Diluted	$0.03	$0.37

Weighted Average Number of Common Shares - Basic	7,524	7,428
Weighted Average Number of Common Shares - Diluted	7,580	7,485

	Nine Months Ended
	November 2, 2024	October 28, 2023
Net Revenue	$113,922	$108,493
Cost of Revenue	73,909	71,618

Gross Profit	40,013	36,875
Total Gross Profit Margin	35.1%	34.0%
Operating Expenses:
Selling & Marketing	19,140	18,451
Research & Development	4,859	5,028
General & Administrative	12,343	8,514

Total Operating Expenses	36,342	31,993
Operating Income	3,671	4,882
Total Operating Margin	3.2%	4.5%
Interest Expense	2,363	1,919
Other (Income)/Expense, net	337	242

Income Before Taxes	971	2,721
Income Tax Provision (Benefit)	(139)	738

Net Income	$1,110	$1,983

Net Income per Common Share - Basic	$0.15	$0.27

Net Income per Common Share - Diluted	$0.15	$0.27

Weighted Average Number of Common Shares - Basic	7,501	7,407
Weighted Average Number of Common Shares - Diluted	7,605	7,477

ASTRONOVA, INC.

Consolidated Balance Sheets

In Thousands

(Unaudited)

	November 2, 2024	January 31, 2024
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,432	$4,527
Accounts Receivable, net	25,156	23,056
Inventories, net	48,560	46,371
Prepaid Expenses and Other Current Assets	5,239	2,720

Total Current Assets	83,387	76,674
PROPERTY, PLANT AND EQUIPMENT	69,300	57,046
Less Accumulated Depreciation	(50,934)	(42,861)

Property, Plant and Equipment, net	18,366	14,185
OTHER ASSETS
Intangible Assets, net	24,514	18,836
Goodwill	25,337	14,633
Deferred Tax Assets	11,187	6,882
Right of Use Asset	1,946	603
Other Assets	1,725	1,438

TOTAL ASSETS	$166,462	$133,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$7,933	$8,068
Accrued Compensation	3,304	2,923
Other Liabilities and Accrued Expenses	3,676	2,706
Revolving Line of Credit	20,215	8,900
Current Portion of Long-Term Debt	6,328	2,842
Short-Term Debt	1,334	—
Current Portion of Royalty Obligation	1,450	1,700
Current Liability – Excess Royalty Payment Due	864	935
Income Taxes Payable	—	349
Deferred Revenue	378	1,338

Total Current Liabilities	45,482	29,761
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	21,072	10,050
Royalty Obligation, net of current portion	1,511	2,093
Lease Liability, net of current portion	1,681	415
Grant Deferred Revenue	1,412	—
Income Tax Payables	551	551
Deferred Tax Liabilities	2,580	99

TOTAL LIABILITIES	74,289	42,969
SHAREHOLDERS’ EQUITY
Common Stock	546	541
Additional Paid-in Capital	63,949	62,684
Retained Earnings	64,979	63,869
Treasury Stock	(35,025)	(34,593)
Accumulated Other Comprehensive Loss, net of tax	(2,276)	(2,219)

TOTAL SHAREHOLDERS’ EQUITY	92,173	90,282

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$166,462	$133,251

ASTRONOVA, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended
	November 2, 2024	October 28, 2023
Cash Flows from Operating Activities:
Net Income	1,110	1,983
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	3,514	3,158
Amortization of Debt Issuance Costs	22	17
Share-Based Compensation	1,159	1,065
Restructuring - non-cash	—	2,040
Changes in Assets and Liabilities, net of impact of acquisition:
Accounts Receivable	1,619	(563)
Inventories	1,380	2,111
Income Taxes	(1,534)	(531)
Accounts Payable and Accrued Expenses	(2,371)	(2,036)
Deferred Revenue	(1,080)	(1,121)
Other	(1,495)	(221)

Net Cash Provided by Operating Activities	2,324	5,902
Cash Flows from Investing Activities:
Purchases of Property, Plant and Equipment	(1,086)	(1,279)
Cash Paid for MTEX Acquisition, net of cash acquired	(19,109)	—

Net Cash Provided (Used) for Investing Activities	(20,195)	(1,279)
Cash Flows from Financing Activities:
Net Cash Proceeds from Employee Stock Option Plans	13	71
Net Cash Proceeds from Share Purchases under Employee Stock Purchase Plan	98	79
Net Cash Used for Payment of Taxes Related to Vested Restricted Stock	(432)	(353)
Borrowings under Revolving Credit Facility, net	10,774	—
Repayment under Revolving Credit Facility	—	(1,000)
Proceeds from Long-Term Debt Borrowings	15,078	—
Payment of Minimum Guarantee Royalty Obligation	(1,247)	(1,350)
Principal Payments of Long-Term Debt	(6,706)	(1,425)
Payments of Debt Issuance Costs	(37)	—

Net Cash Provided (Used) for Financing Activities	17,541	(3,978)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	235	236

Net Increase in Cash and Cash Equivalents	(95)	881
Cash and Cash Equivalents, Beginning of Period	4,527	3,946

Cash and Cash Equivalents, End of Period	4,432	4,827

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Cash Paid During the Period for Interest	1,891	1,695
Cash Paid During the Period for Income Taxes, net of refunds	1,503	1,285
Non-Cash Transactions:
Capital Lease Obtained in Exchange for Capital Lease Liabilities	1,581	—

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Revenue		Segment Operating Profit
	Three Months Ended		Three Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Product Identification	$26,317	$26,543	$1,868	$4,794
Test & Measurement	14,105	11,006	3,251	2,558

Total	$40,422	$37,549	5,119	7,352

General & Administrative Expenses			3,855	2,734

Operating Income			1,264	4,618
Interest Expense			944	630
Other (Income)/Expense, net			46	287

Income Before Income Taxes			274	3,701
Income Tax Provision			34	949

Net Income			$240	$2,752

	Revenue		Segment Operating Profit
	Nine Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Product Identification	$76,667	$77,416	$7,208	$6,848
Test & Measurement	37,255	31,077	8,806	6,548

Total	$113,922	$108,493	16,014	13,396

General & Administrative Expenses			12,343	8,514

Operating Income			3,671	4,882
Interest Expense			2,363	1,919
Other (Income)/Expense, net			337	242

Income Before Income Taxes			971	2,721
Income Tax Provision (Benefit)			(139)	738

Net Income			$1,110	$1,983

Note: Segment Operating Profit excludes General & Administrative Expenses

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	November 2, 2024	October 28, 2023
Gross Profit	$13,714	$14,779
Inventory Step-Up	34	—

Non-GAAP Gross Profit	$13,748	$14,779

Operating Expenses	$12,450	$10,161
MTEX-related Acquisition Expenses	(325)	—

Non-GAAP Operating Expenses	$12,125	$10,161

Operating Income	$1,264	$4,618
MTEX-related Acquisition Expenses	325	—
Inventory Step-Up	34	—

Non-GAAP Operating Income	$1,623	$4,618

Net Income	$240	$2,752
MTEX-related Acquisition Expenses, net	247	—
Inventory Step-Up, net	26	—

Non-GAAP Net Income	$513	$2,752

Diluted Earnings Per Share	$0.03	$0.37
MTEX-related Acquisition Expenses	0.03	—
Inventory Step-Up	—	—

Non-GAAP Diluted Earnings Per Share	$0.06	$0.37

	Nine Months Ended
	November 2, 2024	October 28, 2023
Gross Profit	$40,013	$36,875
Inventory Step-Up	154	—
Restructuring Charges	—	2,096
Product Retrofit Costs	—	852

Non-GAAP Gross Profit	$40,167	$39,823

Operating Expense	$36,342	$31,993
MTEX-related Acquisition Expenses	(950)	—
CFO Transition Costs	(432)	—
Restructuring Charges	—	(555)

Non-GAAP Operating Expense	$34,960	$31,438

Operating Income	$3,671	$4,882
MTEX-related Acquisition Expenses	950	—
CFO Transition Costs	432	—
Inventory Step-Up	154	—
Restructuring Charges	—	2,651
Product Retrofit Costs	—	852

Non-GAAP Operating Income	$5,207	$8,385

Net Income	$1,110	$1,983
MTEX-related Acquisition Expenses, net	716	—
CFO Transition Costs, net	328	—
Inventory Step-Up, net	111	—
Restructuring Charges, net	—	2,048
Product Retrofit Costs, net	—	658

Non-GAAP Net Income	$2,265	$4,689

Diluted Earnings Per Share	$0.15	$0.27
MTEX-related Acquisition Expenses	0.09	—
CFO Transition Costs	0.05	—
Inventory Step-Up	0.01	—
Restructuring Charges	—	0.28
Product Retrofit Costs	—	0.09

Non-GAAP Diluted Earnings Per Share	$0.30	$0.63

ASTRONOVA, INC.

Reconciliation of Net Income to Adjusted EBITDA

Amounts In Thousands

(Unaudited)

	Three Months Ended
	November 2, 2024	October 28, 2023
Net Income	$240	$2,752
Interest Expense	944	630
Income Tax Expense	34	949
Depreciation & Amortization	1,298	1,014

EBITDA	$2,516	$5,345

Share-Based Compensation	353	311
MTEX-related Acquisition Expenses	325	—
Inventory Step-Up	34	—

Adjusted EBITDA	$3,228	$5,656

	Nine Months Ended
	November 2, 2024	October 28, 2023
Net Income	$1,110	$1,983
Interest Expense	2,363	1,919
Income Tax Expense (Benefit)	(139)	738
Depreciation & Amortization	3,514	3,158

EBITDA	$6,848	$7,798

Share-Based Compensation	1,159	1,065
MTEX-related Acquisition Expenses	950	—
CFO Transition Costs	432	—
Inventory Step-Up	154	—
Restructuring Charges	—	2,651
Product Retrofit Costs	—	852

Adjusted EBITDA	$9,543	$12,366

ASTRONOVA, INC.

Reconciliation of Segment Operating Income to Non-GAAP Operating Income

Amounts In Thousands

(Unaudited)

	Three Months Ended
	Product Identification	November 2, 2024 Test & Measurement	Total	Product Identification	October 28, 2023 Test & Measurement	Total
Segment Operating Profit	$1,868	$3,251	$5,119	$4,794	$2,558	$7,352
Inventory Step-Up	34	—	34	—	—	—

Non-GAAP - Segment Operating Profit	$1,902	$3,251	$5,153	$4,794	$2,558	$7,352

	Nine Months Ended
	Product Identification	November 2, 2024 Test & Measurement	Total	Product Identification	October 28, 2023 Test & Measurement	Total
Segment Operating Profit	$7,208	$8,806	$16,014	$6,848	$6,548	$13,396
Inventory Step-Up	154	—	154	—	—	—
Restructuring Charges	—	—	—	2,568	—	2,568
Product Retrofit Costs	—	—	—	852	—	852

Non-GAAP - Segment Operating Profit	$7,362	$8,806	$16,168	$10,268	$6,548	$16,816

Note: Segment Operating Profit excludes General & Administrative Expenses

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items for PI Segment

Amounts In Thousands

(Unaudited)

	Three Months Ended November 2, 2024					Three Months Ended October 28, 2023
	Total PI Segment as Reported	MTEX as Reported	Inventory Step-Up	Adj MTEX (Non-GAAP)	PI Excluding MTEX (Non-GAAP)	Total PI Segment as Reported	Restructuring Charges	Product Retrofit Costs	PI (Non-GAAP)
Net Revenue	$26,317	$1,738		$1,738	$24,579	$26,543			$26,543
Cost of Revenue	17,910	1,504	(34)	1,470	16,440	16,024			16,024

Gross Profit	8,407	234	34	268	8,139	10,519	—	—	10,519
Selling & Marketing	5,644	839		839	4,805	4,711			4,711
Research & Development	895	209		209	686	1,014			1,014
Operating Expenses	6,539	1,048	—	1,048	5,491	5,725	—	—	5,725

Segment Operating Profit (Loss)	$1,868	$(814)	$34	$(780)	$2,648	$4,794	$—	$—	$4,794

	Nine Months Ended November 2, 2024					Nine Months Ended October 28, 2023
	Total PI Segment as Reported	MTEX as Reported	Inventory Step-Up	Adj MTEX (Non-GAAP)	PI Excluding MTEX (Non-GAAP)	Total PI Segment as Reported	Restructuring Charges	Product Retrofit Costs	PI (Non-GAAP)
Net Revenue	$76,667	$2,506		$2,506	$74,161	$77,416			$77,416
Cost of Revenue	51,313	2,340	(154)	2,186	49,127	51,851	(2,096)	(852)	48,903

Gross Profit	25,354	166	154	320	25,034	25,565	2,096	852	28,513
Selling & Marketing	15,946	1,755		1,755	14,191	15,480	(443)		15,037
Research & Development	2,200	111		111	2,089	3,237	(29)		3,208
Operating Expenses	18,146	1,866	—	1,866	16,280	18,717	(472)	—	18,245

Segment Operating Profit (Loss)	$7,208	$(1,700)	$154	$(1,546)	$8,754	$6,848	$2,568	$852	$10,268

Note: Segment Operating Profit excludes General & Administrative Expenses. MTEX General & Administrative Expenses of $273,000 for the three months ended November 2, 2024 and $783,000 for the nine months ended November 2, 2024 results in an MTEX Operating Loss of $(1,087,000) for the three months ended November 2, 2024 and $(2,483,000) for the nine months ended November 2, 2024.